56770 Roll - 63 Page - 163 Recorded 9/25/2008 at 1:10PM Blanche McLure, GRANITE Clerk and Recorder Fee: $63.00, By/s/

Return to:	David Rodli Law offices PO Box 2190 Missoula, MT 59806

NOTICE OF OPTION TO PURCHASE MINERAL INTERESTS

KNOW ALL MEN BY THESE PRESENTS:

                That, COMMONWEALTH RESOURCES, L.L.C., a limited liability company organized and existing under the laws of the State of Montana, whose mailing address is 619 Southwest Higgins, Suite "O", Missoula, Montana 59803, hereinafter referred to as "Optionor", has entered into an option agreement denominated the "Grant Hartford Option Agreement" (the "Option Agreement") with GRANT HARTFORD CORPORATION, a corporation organized and existing under the laws of the State of Montana, whose mailing address is 619 Southwest Higgins Avenue, Suite "O", Missoula, Montana 59803, hereinafter referred to as "Optionee", for the possible sale of the mineral rights (and not of surface rights) of certain patented and unpatented mining claims hereinafter described.

                That said Option Agreement was executed and made effective the 15th day of June, 2007 and conferred upon Optionee the right to purchase the mineral rights pertaining to the subject mining claims at any time prior to June 15, 2014, provided Optionee has performed all obligations as Optionee under the terms of the Option Agreement. The subject property is situated in the County of Granite, State of Montana, and is more particularly described as follows:

                See Exhibit "A" attached hereto and by this reference made a part hereof.

                The terms of the option Agreement proscribes the sale, transfer or encumbrance of the mineral rights to which the Option Agreement obtains during the life of the Option Agreement.

IN WITNESS WHEREOF, we have hereunto set our hands and seals

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this  24th  day of September, 2008.

OPTIONOR: COMMONWEALTH RESOURCES, L.L.C.:	OPTIONEE: GRANT HARTFORD CORPORATION:

By:_________________________________ Aaron L. Charlton, Member Manager	By:_____________________________ Eric Sauve, President

STATE OF MONTANA  )
                                          :ss
County of Missoula            )

   On the 24th day of September, 2008, before the undersigned, a Notary Public for the State aforesaid, personally appeared Aaron L. Charlton, as Member Manager of Commonwealth Resources, L.L.C. and Eric Sauve, as President of Grant Hartford Corporation, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their respective representatives capacities, with full company and corporate authority so to do.

   IN WITNESS WHEREOF, I have hereunto set my have and affixed my Notarial Seal the day and year first above-written.

(SEAL)	/s/David Rodli David Rodli Notary Public for the State of Montana Residing in Missoula, Montana My Commission Expires May 7, 2010

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EXHIBIT 'A'

LEGAL DESCRIPTION:

The GOLD BUG Lode Mining Claim, Survey No. 9407, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to patent recorded in Book 3 of Patents, Page 328, Official Records.

The CONTACT Lode Mining Claim, Survey No. 5666, in approximate Section 11, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to Patent recorded in Book 2 of Patents, Page 561, Official Records.

The WHITE CLOUD Lode Mining Claim, Survey No. 5631, in approximate Section 3, Township 12 North, Range 14 West M.P.M., Granite County, Montana.
EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claims or Suvey Nos. 3616 and 4511. All according to Patent recorded in Book 1 of Patents, Page 389, Official Records.

The BERLENE Lode Mining Claim, Survey No. 5454, in approximate sections 10 and 11, Township 12 North, Range 14 West , M.P.M., Granite County, Montana.
EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the the ground hereinbefore described embraced in said mining claims or Survey Nos. 3616 and 4511. All according to patent recorded in Book 1 of Patents, page 389, Official Records.

The ARMISTEAD Lode Mining Claim, Survey No. 5633, in approximate Section 10, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the the ground hereinbefore described embraced in said mining claims or Survey Nos. 3616 and 4511. All according to patent recorded in Book 1 of Patents, Page 389, Official Records.

The PARQUET Lode Mining Claim, Survey No. 5452, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the the ground hereinbefore described embraced in said mining claims or Survey Nos. 3616 and 4511. All according to patent recorded in Book 1 of Patents, Page 389, Official Records.

The GROTTO Lode Mining Claim, Survey No. 5664, in approximate Section 11, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to Patent recorded in Book 2 of Patents, Page 561, Official Records.

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The CRESCENT Lode Mining Claim, Survey No. 4510, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the the ground hereinbefore described embraced in said Grant and Harford Lode claim unsurveyed. All according to patent recorded in Book 2 of Patents, Page 573, Official Records.

The BULL'S EYE Lode Mining Claim, Survey No. 4651, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the the ground hereinbefore described embraced in said Grant and Hartford Lode claim unsurveyed. All according to patent recorded in Book 2 of Patents, Page 573, Official Records.

The RED CLOUD Lode Mining Claim, Survey No. 5451, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the the ground hereinbefore described embraced in said mining claims or Survey Nos. 3616 and 4511. All according to patent recorded in Book 1 of Patents, Page 389, Official Records.

The FREE COINAGE Lode Mining Claim, Survey No. 9904, in approximate Sections 3 and 4, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to Patent recorded in Book 27 of Patents, Page 505, Official Records.

The LEAD KING Quartz Lode Mining Claim, Survey No. 4511, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said Grant and Hartford Lode claim unsurveyed. All according to Patent recorded in Book 2 of Patents, Page 573, Official Records.

The INTERNATIONAL Lode Mining Claim, Survey No. 3612, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in Homestake Lode Claim. All according to Patent recorded in Book L of Deeds, Page 374, Official Records.

The NANCY HANKS Lode Mining Claim, Survey No. 5365, in approximate Sections 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to Patent recorded in Book 34 of Deeds, Page 614, Official Records.

The DEWEY AND MIDNIGHT Lode Mining Claim, Survey No. 9833, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claims or Survey No. 751 Amended and said Shamrock and Last Chance Lode Claims, unsurveyed. All according to Patent recorded in Book 34 of Deeds, Page 381, Official Records.

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The TIGER Lode Mining Claim, Survey No. 5261, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY ECEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claim or Survey No. 5365. All according to Patent recorded in Book 2 of Patents, Page 189.

The Placer Lode Mining Claim, Survey No. 751, Tract A And B Amended in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY EXCEPTIONG AND EXCLUDING from these presents all that portion of the ground hereinbefore described, embraced in said mining claims of Surveys Nos. 5521 and 5631. All according to patent recorded in Book 2 of Patents, Page 555, Official Records.

The BULL'S EYE FRACTION Lode Mining Claim, Survey No. 9405, in approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.

EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of ground hereinbefore described, embraced in said mining claim or Survey No. 4511. All according to Patent recorded in Book 3 of Patents, page 333, official Records.

The Free Coin Lode mining Claim, Mineral Survey No. 4652, In approximate Section 3, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to patent recorded in Book 2 of Patents, Page 573, Official Records.

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The FOURTH OF JULY Lodge mining Claim, Survey No. 5453; located in approximate Sections 3, and 10, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claims or Survey Nos. 3616 and 4511. All according to patent recorded in Book 1 of Patents, Page 389.

The HONOLULU Lode Mining Claim, Survey No. 5632; located in approximate Sectiond 3, and 10, Township 12 North, Range 14 West, M.P.M., Granite County, Montana.
EXPRESSLY EXCEPTING AND EXCLUDING from these presents all that portion of the ground hereinbefore described embraced in said mining claims or Survey nos. 3616 and 4511. All according to Patent recorded in Book 1 of Patents, Page 389.

The HAROLD Lode Mining Claim, Survey No. 5812, located in approximate Section 11, Township 12 north, Range 14 West, M.P.M., granite County, Montana. All according to Patent recorded in Book 2 of Patents, Page 209.

The NORTH STAR Lode Mining Claim, Survey No. 9404, located in approximate Section 11, Township 12 North, Range 14 West, M.P.M., Granite County, Montana. All according to patent recorded in Book 3 Patents, Page 215.

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